                                                                     Exhibit 2.2



           FORM OF FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT


     This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the "Agreement"),
                                                                 ---------
dated as of December 5, 1996, is among JLC HOLDINGS, INC., a Delaware corporation ("Holdings"), SOFTWARE SYSTEMS CORP., a Delaware corporation
              --------
("SSC"), JLC LEARNING CORPORATION, an Illinois corporation (the "Company"), and
  ---                                                            -------
SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Investor").
                                                            --------

     WHEREAS, Holdings, SSC, the Company and the Investor have entered into a certain Securities Purchase Agreement dated as of November 1, 1996 (as in effect on the date hereof prior to giving effect to this Agreement, the "Securities
                                                                  ----------
Purchase Agreement") pursuant to which, among other things, (a) Holdings sold
------------------
and issued to the Investor, and the Investor purchased from Holdings, a warrant (the "Warrant") to purchase shares of Holdings' Class A-1 Common Stock and Class
      -------
L-1 Common Stock, in each case $.01 par value per share, and (b) the Company sold and issued to the Investor, and the Investor purchased from the Company, 20,000 shares (the "Shares") of the Company's Class A Preferred Stock, $.01 par
                    ------
value per share;

     WHEREAS, the Company and the Investor have entered into a certain Stock Transfer Agreement dated as of November 1, 1996 (as amended and in effect from time to time, the "Academic Systems Stock Transfer Agreement") pursuant to
                   -----------------------------------------
which, among other things, the transferred and assigned to the Investor, and the Investor accepted the transfer and assignment from the Company of, the Academic Systems Shares (as defined below);

     WHEREAS, on November 8, 1996, in accordance with the terms of the Securities Purchase Agreement, the Investor paid to Holdings and the Company an aggregate purchase price of $20,600,000 for the Warrant, the Shares and the Academic Systems Shares;

     WHEREAS, pursuant to the Academic Systems Stock Transfer Agreement, the Investor agreed to pay to the Company, as additional consideration for the Academic Systems Shares, 50% of any amounts or other consideration which the Investor receives at any time or from time to time as a result of holding, transferring, selling or otherwise disposing of the Academic Systems Shares or any rights with respect thereto;

     WHEREAS, on or about November 20, 1996, the Company informed the Investor that (a) the Company has a contractual obligation to offer to sell the Academic Systems Shares to Academic Systems (as defined below) and certain of its stockholders before the Company may make an effective transfer and assignment to the Investor of the Academic Systems Shares and (b) the transfer and assignment by the Company to the Investor of the Academic Systems Shares pursuant to the Academic Systems Stock Transfer Agreement violated such contractual obligation;

     WHEREAS, the transfer and assignment by the Company to the Investor of the Academic Systems Shares was an integral part of the transactions contemplated by the Securities Purchase Agreement; and

     WHEREAS, in light of the Company's contractual obligation to offer to sell the Academic Systems Shares to Academic Systems and certain of its stockholders, each of Holdings, SSC, the Company and the Investor desires to amend the Securities Purchase Agreement in a manner that is equitable to all of the parties;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions; Certain Rules of Construction.  Certain capitalized terms are
    ------------------------------------------
used in this Agreement with the specific meanings defined below in this Section
1. Capitalized terms defined in the Securities Purchase Agreement as amended hereby (the "Amended Securities Purchase Agreement") and not otherwise defined
             -------------------------------------
herein are used herein with the meanings so defined. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof and (d) the word "including" shall be construed as "including without limitation".

2.  Amendments to Securities Purchase Agreement.  Subject to all the terms and
    -------------------------------------------
conditions hereof, the Securities Purchase Agreement is amended as follows, effective upon the date that the conditions in Section 4 are satisfied (the

"Amendment Date"):
---------------

     2.1.  Amendment to Section 2.2.  The last sentence of Section 2.2 of the
           ------------------------
Securities Purchase Agreement is amended to read in its entirety as follows:

     "The aggregate purchase price for the Warrant and the Shares sold by Holdings and the Company to the Investor under this Agreement and the rights in respect of the Academic Systems Shares granted by the Company to the Investor under the Academic Systems Stock Transfer Agreement shall be $20,600,000. The parties agree (i) to allocate $100,000, $20,000,000 and
     $500,000 of such aggregate purchase price to the Warrant, the Shares and the rights in respect of the Academic Systems Shares granted by the Company to the Investor under the Academic Systems Stock Transfer Agreement, respectively, and (ii) to prepare and, if appropriate, file, all financial statements, income tax returns and other reports on a basis consistent with such allocation."

     2.2.  Amendment to Section 7.9.  Section 7.9 of the Securities Purchase
           ------------------------
Agreement is amended to read in its entirety as follows:

          "7.9.  Excess Value of Sylvan Shares.  Upon the sale by the Company of
                 -----------------------------
     all Sylvan Shares (other than Additional Sylvan Shares) then held by the Company, (a) the Company promptly shall furnish the Investor with a written notice setting forth the price received by the Company in respect of each Sylvan Share (other than the Additional Sylvan Shares) sold by the Company in each transaction after the date of the Closing and (b) if the Aggregate Net Proceeds exceed $15,600,000, the Company promptly shall pay to the Investor an amount equal to the lesser of:

               (i)  the excess of (A) the Aggregate Net Proceeds over (B)
                                                                 ----
          $15,600,000; and

               (ii) the aggregate amount of payments received by the Company from the Investor pursuant to Section 8.5."

     2.3.  Addition of Section 7.11.  A new Section 7.11 is added to the
           ------------------------
Securities Purchase Agreement immediately after Section 7.10 of the Securities Purchase Agreement to read in its entirety as follows:

          "7.11.  Sale of Additional Sylvan Shares.  The Company shall sell all
                  --------------------------------
     of the Additional Sylvan Shares on or prior to December 11, 1997; provided,
                                                                       --------
     however, that prior to December 4, 1997, the Company shall not sell any
     -------
     Additional Sylvan Share without the prior written consent of the Investor."

     2.4.  Amendment to Section 8.7.  Section 8.7 of the Securities Purchase
           ------------------------
Agreement is amended to read in its entirety as follows:

          "8.7.  Bridge Loans.
                 ------------

               8.7.1.  Unsecured Bridge Loan.  On December 9, 1996, the
                       ---------------------
          Investor shall make an unsecured loan (the "Unsecured Bridge Loan") to
                                                      ---------------------
          the Company in the amount of $5,000,000.  The Unsecured Bridge Loan:


                    (a) shall have a principal amount equal to the lesser of (i)
               the aggregate proceeds (net of any sale commissions, underwriting discounts and applicable transfer taxes) received by the Company upon the sale of all the Additional Sylvan Shares and (ii) $5,000,000;

                    (b) shall be made by the Investor to the Company by delivery to the Company of a certificate or certificates, registered in the Company's name, representing a number of shares of Sylvan Common Stock (the "Additional Sylvan Shares")
                                            ------------------------
               determined by dividing $5,150,000 by the Subsequent Specified Price against delivery by the Company to the Investor of a promissory note in a form mutually satisfactory to each of the Company and the Investor;

                    (c)  shall not bear interest;

                    (d) shall, upon any sale by the Company of any Additional Sylvan Share, be prepaid by the Company in an amount equal to the Sale Price; and

                    (e)  shall be due and payable in full on December 13, 1997;


               provided, however, that in the event that the Company sells all
               --------  -------
               of the Additional Sylvan Shares in accordance with Section 7.11, the Investor shall forgive an aggregate amount of the principal of, and interest on, the Unsecured Bridge Loan equal to the excess, if any, of (i) $5,000,000 over (ii) the aggregate Sale
                                                 ----
               Price in respect of all of the Additional Sylvan Shares.

               8.7.2.  Secured Bridge Loan.  At any time after December 9, 1996

                       -------------------
          and prior to the date on which the registration statement covering the Sylvan Shares under the Securities Act filed pursuant to Section 8.3 shall become effective, the Investor shall, upon not less than three business days' prior written notice from the Company to the Investor, make a secured loan (the "Secured Bridge Loan") to the Company in such
                                    -------------------
          amount as the Company may request in such notice; provided, however,
                                                            --------  -------
          that in no event shall the amount of the Secured Bridge Loan exceed
          $7,800,000.   The Secured Bridge Loan:

                    (a) shall be made by the Investor to the Company in lawful money of the United States of America by wire transfer to one or more accounts designated by the Company in such notice against delivery by the Company to the Investor of a promissory note in a form mutually satisfactory to each of the Company and the Investor;

                    (b) shall bear interest at the applicable federal rate in effect under the Internal Revenue Code on the date that the Secured Bridge Loan is made pursuant to this Section 8.7.2;

                    (c) shall, upon any sale by the Company of any Sylvan Share (other than an Additional Sylvan Share), be prepaid by the Company in an amount equal to the Sale Price; and

                    (d) shall be due and payable in full on the date on which the Company shall have sold all of the Sylvan Shares (other than the Additional Sylvan Shares).

          As security for the payment and performance of the Secured Bridge Loan, the Company shall pledge to the Investor, and shall grant to the Investor a security interest in, all of the Company's right, title and interest in and to all of the Sylvan Shares (other than the Additional Sylvan Shares). The Company shall take, or cause to be taken, all such actions as may be reasonably requested by the Investor in order to perfect the security interest granted by the Company to the Investor pursuant to this Section 8.7.2."

     2.5.  Addition of Section 9A.  A new Section 9A is added to the
           ----------------------
 Securities Purchase Agreement immediately after Section 9 of the Securities Purchase Agrement to read in its entirety as follows:



               9A.   Payment and Refund of Certain Late Fees.
                     ---------------------------------------

               9A.1  Payment of Late Fees.
                     --------------------

                    (a) If, on or prior to March 31, 1997, (i) the Company has not transferred and assigned to the Investor the Academic Systems Shares in accordance with the terms of the Academic Systems Stock Transfer Agreement (ii) the Company has transferred, assigned or sold to any Person (other than the Investor) the Academic Systems Shares and has not paid to the Investor 50% of any amount or other consideration received by the Company upon such transfer, assignment or sale, or (iii) Academic Systems has dissolved, liquidated or otherwise terminated its existence and the Company has not paid to the Investor 50% of any distribution in respect of the Academic Systems Shares received by the Company upon such dissolution, liquidation or termination, then the Company shall pay to the Investor on March 31, 1997 a late fee in the amount of $500,000.

                    (b) If, on or prior to December 31, 1997, (i) the Company has not transferred and assigned to the Investor the Academic Systems Shares in accordance with the terms of the Academic Systems Stock Transfer Agreement, (ii) the Company has transferred, assigned or sold to any Person (other than the Investor) the Academic Systems Shares and has not paid to the Investor 50% of any amount or other consideration received by the Company upon such transfer, assignment or sale or (iii) Academic Systems has dissolved, liquidated or otherwise terminated its existence and the Company has not paid to the Investor 50% of any distribution in respect of the Academic Systems Shares received by the Company upon such dissolution, liquidation or termination, then the Company shall pay to the Investor on December 31, 1997 a late fee in the amount of $500,000.

                    (c) If, on or prior to December 31, 1998, (i) the Company has not transferred and assigned to the Investor the Academic Systems Shares in accordance with the terms of the Academic Systems Stock Transfer Agreement, (ii) the Company has transferred, assigned or sold to any Person (other than the Investor) the Academic Systems Shares and has not paid to the Investor 50% of any amount or other consideration received by the Company upon such transfer, assignment or sale or (iii) Academic Systems has dissolved, liquidated or otherwise terminated its existence and the Company has not paid to the Investor 50% of any distribution in respect of the Academic Systems Shares received by the Company upon such dissolution, liquidation or termination, then the Company shall pay to the Investor on December 31, 1998 a late fee in the amount of $250,000.

               9A.2.  Refund of Late Fees.  Upon the earliest of (a) the date
                      -------------------
          upon which the Company shall transfer and assign to the Investor the Academic Systems Shares in accordance with the terms of the Academic Systems Stock Transfer Agreement, (b) the date upon which the Company shall transfer, assign or sell to any other Person the Academic Systems Shares and shall pay to the Investor 50% of any amount or other consideration received by the Company upon such transfer, assignment or sale the date upon which then (i) the Company shall have no further obligation to pay any late fee owing by the Company to the Investor pursuant to Section 9A.1 and (ii) the Investor shall, within 30 days, refund to the Company in cash an amount equal to the excess of (A) the aggregate amount of all late fees paid by the Company to the Investor pursuant to Section 9A.1 over (B) the amount of any termination fee owing by the Company to the Investor pursuant to Section 6 of the Academic Systems Stock Transfer Agreement.''

     2.6 Amendment to Section 14.3. Section 14.3 of the Securities Purchase
         -------------------------
Agreement is amended to read in its entirety as follows:

               "14.3. "Academic Systems Shares" means the shares of Academic Systems Preferred Stock with respect to which the Company has granted the Investor certain rights pursuant to the Academic Systems Stock Transfer Agreement."

     2.7.  Addition of Section 14.5A.  A new Section 14.5A is added to the
           -------------------------
Securities Purchase Agreement immediately after Section 14.5 of the Securities Purchase Agreement to read in its entirety as follows:

          "14.5A.  "Additional Sylvan Shares" is defined in Section 8.7.1."
                    ------------------------

     2.8.  Amendment to Section 14.8.  Section 14.8 of the Securities Purchase
           -------------------------
Agreement is amended to read in its entirety as follows:

          "14.8.  "Aggregate Sale Price" means the sum of the respective Sale
                   --------------------
     Prices in respect of all Sylvan Shares (other than the Additional Sylvan Shares)."

     2.9.  Amendment to Section 14.32.  Section 14.32 of the Securities Purchase
           --------------------------
Agreement is amended to read in its entirety as follows:

          "14.32.  "Guaranteed Sylvan Shares" means:
                    ------------------------

               (a) prior to May 7, 1997, any Sylvan Share (other than Additional Sylvan Shares) (i) designated in writing by the Company to the Investor as a "Guaranteed Sylvan Share" prior to the sale thereof and (ii) sold by the Company with the written consent of the Investor; and

               (b) on or after May 7, 1997, any Sylvan Share (other than Additional Sylvan Shares) (i) designated in writing by the Company to the Investor as a "Guaranteed Sylvan Share" prior to the sale thereof and (ii) sold by the Company."

     2.10.  Amendment to Section 14.48.  Section 14.48 of the Securities
            --------------------------
Purchase Agreement is amended to read in its entirety as follows:

          "14.32.  "Multiplier" means 0.3333.
                    ----------

     2.11.  Amendment to Section 14.51.  Section 14.51 of the Securities
            --------------------------
Purchase Agreement is amended to read in its entirety as follows:

          "14.51.  "Number of Guaranteed Sylvan Shares" means a number equal to
                    ----------------------------------
     the lesser of (a) the product of (i) the number of Sylvan Shares (other than the Additional Sylvan Shares) received by the Company from the Investor pursuant to this Agreement multiplied by (ii) the Multiplier and
                                         ---------- --
     (b) the Guaranteed Sylvan Shares."

     2.12.  Amendment to Section 14.62.  Section 14.62 of the Securities
            --------------------------
Purchase Agreement is amended to read in its entirety as follows:

          "14.62.  "Secured Bridge Loan" is defined in Section 8.7.2."
                    -------------------

     2.13.  Amendment to Section 14.74.  Section 14.74 of the Securities
            --------------------------
Purchase Agreement is amended to read in its entirety as follows:

          "14.74.  "Sylvan Shares" means each of  the Initial Sylvan Shares, the
                    -------------
     Subsequent Sylvan Shares and the Additional Sylvan Shares.

     2.14.  Addition of Section 14.77A.  A new Section 14.77A is added to the
            --------------------------
Securities Purchase Agreement immediately after Section 14.77 of the Securities Purchase Agreement to read in its entirety as follows:

          "14.77A.  "Unsecured Bridge Loan" is defined in Section 8.7.1."
                     ---------------------

3.  Waivers.
    -------

    3.1.  Waiver of Certain Increases in the Multiplier.  Effective upon the
          ---------------------------------------------
Amendment Date, each of Holdings, SSC and the Company waives the right to receive any increase in the Multiplier resulting from the failure by the Investor to have declared effective a registration statement covering the Sylvan Shares under the Securities Act prior to November 21, 1996.

    3.2.  Waiver of Certain Breaches Regarding the Transfer of the Academic
          -----------------------------------------------------------------
Systems Shares.  Effective upon the Amendment Date, the Investor waives (a) any
--------------
breach by the Company of any representation, warranty of covenant contained in the Academic Systems Stock Transfer Agreement occurring prior to giving effect to this Agreement and (b) any breach by Holdings, SSC or the Company or any representation or warranty contained in Sections 3.1, 3.2, 3.9, 3.14 or 3.19 of the Securities Purchase Agreement (i) resulting from the inability or failure by the Company to comply with the terms of the Academic Systems Stock Transfer Agreement and (ii) occurring prior to giving effect to this Agreement.

4.  Conditions.
    ----------

     4.1. Conditions to Obligations of the Investor.  The obligations of the
          -----------------------------------------
Investor to consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions on or prior to the Amendment
Date:

          4.1.1.  Amendment to Academic Systems Stock Transfer Agreement.
                  ------------------------------------------------------
     Holdings, SSC and the Company shall have executed and delivered to the Investor an amendment to the Academic Systems Stock Transfer Agreement in substantially the form of Exhibit 4.1.1.

          4.1.2.  Indemnification Agreement.  Holdings, SSC and the Company
                  -------------------------
     shall have executed and delivered to the Investor an indemnification agreement in substantially the form of Exhibit 4.1.2.

          4.1.3.  Amendment to Bank Credit Agreement.  Holdings, SSC, the
                  ----------------------------------
Company and the lenders party to the Bank Credit Agreement shall have entered into an amendment to the Bank Credit Agreement in substantially the form of
Exhibit 4.1.3.

          4.1.4.  Amendment to Note Purchase Agreement.  Holdings, SSC, the
                  ------------------------------------
Company and the lenders party to the Note Purchase Agreement shall have entered into an amendment to the Note Purchase Agreement in substantially the form of
Exhibit 4.1.5.

          4.1.5. Opinion of Counsel for Holding, SSC and the Company. Ropes & Gray, counsel for Holdings, SSC and the Company, shall have delivered to the Investor an opinion dated the Amendment Date in substantially the form of
Exhibit 4.1.5.

     4.2. Conditions to Obligations of Holdings, SSC and the Company.  The
          ----------------------------------------------------------
obligations of Holdings, SSC and the Company to consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions on or prior to the Amendment Date:

          4.2.1.  Academic Systems Shares.  The Investor shall have delivered to
                  -----------------------
     the Company certificates representing the Academic Systems Shares and, if requested by the Company, stock transfer powers executed by the Investor in favor of the Company.

          4.2.2.  Amendment to Academic Systems Stock Transfer Agreement.  The
                  ------------------------------------------------------
     Investor shall have executed and delivered to Holdings, SSC and the Company an amendment to the Academic Systems Stock Transfer Agreement in substantially the form of Exhibit 4.1.1.

          4.2.3.  Indemnification Agreement.  The Investor shall have executed
                  -------------------------
     and delivered to Holdings, SSC and the Company an indemnification agreement in substantially the form of Exhibit 4.1.2.

5.  General.  The Amended Securities Purchase Agreement and all of the other
    -------
Transaction Documents are each confirmed as being in full force and effect.
This Agreement, the Amended Securities Purchase Agreement and the other Transaction Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Amended Securities Purchase Agreement is a Transaction Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer as an agreement under seal as of the date first above written.

                              JLC HOLDINGS, INC.


                              By
                                ----------------------------------------
                                    Title:


                              SOFTWARE SYSTEMS CORP.


                              By
                                ----------------------------------------
                                    Title:


                              JLC LEARNING CORPORATION


                              By
                                ----------------------------------------
                                    Title:


                              SYLVAN LEARNING SYSTEMS, INC.


                              By
                                ----------------------------------------
                                    Title: